    Exhibit 99.1
Report on Payments to Government for the Year 2024
Kosmos Energy Ltd. has prepared the following consolidated report in respect of payments made to governments for the year ended 31 December 2024 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928) and DTR 4.3A of the Financial Conduct Authority's Disclosure and Transparency Rules.

Payments to Governments (USD)[1]
	Unit of Measure	Equatorial Guinea	Ghana	Mauritania	São Tomé & Príncipe	Senegal	United Kingdom	United States
Income Taxes[2]	USD$	33,763,000	247,078,000	-	-	-	93,000	70,000
Royalties[3]	BOE	428,000	772,000	-	-	-	-	877,000
Royalties[4]	USD$	34,564,000	57,246,000	-	-	-	-	57,924,000
Dividends	USD$	-	-	-	-	-	-	-
Bonuses[5]	USD$	-	-	-	-	-	-	1,772,000
License Fees[6]	USD$	135,000	414,000	-	-	49,000	-	1,423,000
Infrastructure Improvement	USD$	-	-	-	-	-	-	-
Total	USD$	68,462,000	304,738,000	-	-	49,000	93,000	61,189,000

FOOTNOTES
1.Government includes any national, regional, or local authority of a country, and includes a department, agency or entity that is a subsidiary of a government, including a national oil company.
2.Income taxes - Inclusive of tax refunds received. This is based on taxes assessed on income.
3.Royalties - Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy’s working interest share of production and as reported by the third-party operator. United States royalties are payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
4.Royalties - The value of oil royalties for Equatorial Guinea and Ghana are estimated based on the annual average of daily Brent prices of $80.76 during 2024. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States ONRR.
5.Bonuses - Payments made to the federal government when acquiring offshore leases.
6.License Fees - Payments made primarily to the federal government for annual rentals and applications for permits.

In addition to the above Payments to Governments, Kosmos Energy Ltd. has prepared the following supplemental information for the year ended 31 December 2024.

Payments to Governments (USD) - Supplemental Information
	Unit of Measure	Equatorial Guinea[5]	Ghana[6]	Mauritania	São Tomé & Príncipe	Senegal	United Kingdom	United States
Production Entitlements[1]	bbls	269,000	-	-	-	-	-	-
Estimated Production Entitlements[1]	USD$	21,724,000	-	-	-	-	-	-
Envt, Capacity Building & Social Projects[3]	USD$	306,000	250,000	3,000	2,000	473,000	-	-
Training[3]	USD$	312,000	-	-	161,000	207,000	-	-
Taxes (Non-Income)[2,4]	USD$	243,000	6,084,000	595,000	57,000	775,000	3,061,000	5,119,000

FOOTNOTES
1.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy’s participating share received by the Republic of Equatorial Guinea. The value of the production entitlements disclosed above are based on the annual average of daily Brent prices of $80.76 during 2024.
2.Inclusive of any tax refunds received.
3.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the petroleum agreements totaling $275,000 in Ghana and $20,000 in Equatorial Guinea.
4.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
5.Figures presented exclude approximately $60,000 paid to Luba Freeport for shorebase services as well as approximately $425,000 of insurance costs paid to GEPetrol Seguros.
6.Figures presented exclude approximately $11.460 million in decommissioning trust fund contributions to Bank of Ghana and $500,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.

Payments to Governments (USD$) - Receiving Entity-Level Disclosures[1]
	Production Entitlements (bbls)[2]	Estimated Production Entitlements (USD$)[2]	Income Taxes[3]	Royalties (BOE)[2]	Royalties (USD$)[2]	Dividends	Bonuses	License Fees	Infrastructure Improvement	Environment, Capacity Building & Social Projects[4]	Training[4]	Taxes (Non-Income)[5]	TOTAL
Ministry of Mines and Hydrocarbons	269,000	21,724,000	-	428,000	34,564,000	-	-	-	-	-	-	-	56,288,000
Tresoreria General Del Estado	-	-	33,763,000	-	-	-	-	135,000	-	-	-	155,000	34,053,000
Instituto Nacional de Seguridad Social de Guinea Ecuatorial	-	-	-	-	-	-	-	-	-	-	-	88,000	88,000
Fondo de Formacion del Ministerio de Minas e	-	-	-	-	-	-	-	-	-	306,000	306,000	-	612,000
Excmo Ayuntamiento de Malabo	-	-	-	-	-	-	-	-	-	-	-	-	-
Tresor Public De Guinee Equatoriale Depots	-	-	-	-	-	-	-	-	-	-	-	-	-
Various	-	-	-	-	-	-	-	-	-	-	6,000	-	6,000
Total Equatorial Guinea[6]	269,000	$21,724,000	$33,763,000	428,000	$34,564,000	-	-	$135,000	-	$306,000	$312,000	$243,000	$91,047,000
Government of Republic of Ghana	-	-	-	772,000	57,246,000	-	-	-	-	-	-	-	57,246,000
Petroleum Commission of Ghana	-	-	-	-	-	-	-	412,000	-	-	-	-	412,000
Registrar General Department	-	-	-	-	-	-	-	-	-	-	-	-	-
Social Security & Nat'l Insura	-	-	-	-	-	-	-	-	-	-	-	75,000	75,000
Ghana Revenue Authority	-	-	247,078,000	-	-	-	-	-	-	-	-	5,953,000	253,031,000
Electricity Company of Ghana	-	-	-	-	-	-	-	-	-	-	-	56,000	56,000
Various	-	-	-	-	-	-	-	2,000	-	250,000	-	-	252,000
Total Ghana[7]	-	-	$247,078,000	772,000	$57,246,000	-	-	$414,000	-	$250,000	-	$6,084,000	$311,072,000
Caisse Nationale D'Assuramce Maladie	-	-	-	-	-	-	-	-	-	-	-	84,000	84,000
Caisse Nationale De Securite Sociale	-	-	-	-	-	-	-	-	-	-	-	4,000	4,000
Tresorier General	-	-	-	-	-	-	-	-	-	-	-	498,000	498,000
Commissariat à la Sécurité Alimentaire	-	-	-	-	-	-	-	-	-	-	-	-	-
Various	-	-	-	-	-	-	-	-	-	3,000	-	9,000	12,000
Total Mauritania	-	-	-	-	-	-	-	-	-	$3,000	-	$595,000	$598,000
INSS - Instituto Nacional De Seguranca Social	-	-	-	-	-	-	-	-	-	-	-	13,000	13,000
Tesouro Publico	-	-	-	-	-	-	-	-	-	-	-	44,000	44,000
Agencia Nacional Do Petroleo ANPSTP	-	-	-	-	-	-	-	-	-	2,000	161,000	-	163,000
Various	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Sao Tome & Principe	-	-	-	-	-	-	-	-	-	$2,000	$161,000	$57,000	$220,000
Chef du Bureau de Recouvrement	-	-	-	-	-	-	-	-	-	-	-	756,000	756,000
Senegal Retirement	-	-	-	-	-	-	-	-	-	-	-	7,000	7,000
Senegal Social Security	-	-	-	-	-	-	-	-	-	-	-	12,000	12,000
Institut National Du Petrole Et Du Gaz	-	-	-	-	-	-	-	—	-	349,000	-	-	349,000
Petrosen	-	-	-	-	-	-	-	49,000	-	103,000	207,000	-	359,000
Various	-	-	-	-	-	-	-	-	-	21,000	-	-	21,000
Total Senegal	-	-	-	-	-	-	—	$49,000	-	$473,000	$207,000	$775,000	$1,504,000
ONRR	-	-	-	877,000	57,924,000	-	1,772,000	1,423,000	-	-	-	-	61,119,000
Internal Revenue Service	-	-	8,000	-	-	-	-	-	-	-	-	-	8,000
Various	-	-	62,000	-	-	-	-	-	-	-	-	5,119,000	5,181,000
Total United States of America	-	-	$70,000	877,000	$57,924,000	-	$1,772,000	$1,423,000	-	-	-	$5,119,000	$66,308,000
HMRC Cumbernauld	-	-	93,000	-	-	-	-	-	-	-	-	3,061,000	3,154,000
Total United Kingdom	-	-	$93,000	-	-	-	-	-	-	-	-	$3,061,000	$3,154,000
Total	269,000	$21,724,000	$281,004,000	2,077,000	$149,734,000	-	$1,772,000	$2,021,000	-	$1,034,000	$680,000	$15,934,000	$473,903,000

FOOTNOTES
Kosmos Energy Ltd. has prepared the following report of payments made to governments for the year ended December 31, 2024 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928) and DTR 4.3A of the Financial Conduct Authority's Disclosure and Transparency Rules. The Payments to Government data are reflective of select payments made to government entities by Kosmos Energy Ltd.. These payments are categorized consistent with the Report on Payments to Governments Regulations 2014 (as amended in December 2015) (the Regulations). Kosmos Energy has also included supplementary disclosures of payments to governments in addition to those prescribed by the Regulations. Please see the footnotes below for further detail on the payments we made to our host country governments in 2024.
1.Our summary, project-level and receiving-entity level payments to government disclosures are also available on our website at www.kosmosenergy.com/responsibility/transparency.php.
2.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy's participating share received by the Republic of Equatorial Guinea. Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy's working interest share of production and as reported by the third-party operator. The value of the international oil royalties and production entitlements disclosed above are based on the annual average of daily Brent prices of $80.76 during 2024. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
3.Inclusive of tax refunds received. This is based on taxes assessed on income.
4.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the petroleum agreements totaling $275,000 in Ghana and $20,000 in Equatorial Guinea.
5.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
6.Figures presented exclude approximately $60,000 paid to Luba Freeport for shorebase services as well as approximately $425,000 of insurance costs paid to GEPetrol Seguros.
7.Figures presented exclude approximately $11.460 million in decommissioning trust fund contributions to Bank of Ghana and $500,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.

Payments to Governments (USD$) - Project-Level Disclosures[1]
	Production Entitlements (bbls)[2]	Estimated Production Entitlements (USD$)[2]	Income Taxes[3]	Royalties (BOE)[2]	Royalties (USD$)[2]	Dividends	Bonuses	License Fees	Infrastructure Improvement	Environment, Capacity Building & Social Projects[4]	Training[4]	Taxes (Non-Income)[5]	TOTAL
Ceiba Field	99,000	7,995,000	-	176,000	14,213,000	-	-	-	-	-	-	-	22,208,000
Okume Complex Field	170,000	13,729,000	-	252,000	20,351,000	-	-	-	-	-	-	-	34,080,000
Equatorial Guinea Block S	-	-	-	-	-	-	-	32,000	-	102,000	104,000	-	238,000
Equatorial Guinea Block W	-	-	-	-	-	-	-	-	-	—	-	-	-
Equatorial Guinea Block 21	-	-	-	-	-	-	-	-	-	102,000	104,000	-	206,000
Equatorial Guinea Block 24	-	-	-	-	-	-	-	89,000	-	102,000	104,000	-	295,000
Company Level - Kosmos Equatorial Guinea, Inc.	-	-	33,762,000	-	-	-	-	7,000	-	-	-	24,000	33,793,000
Company Level - Kosmos Energy Equatorial Guinea	-	-	1,000	-	-	-	-	7,000	-	-	-	219,000	227,000
Total Equatorial Guinea[6]	269,000	$21,724,000	$33,763,000	428,000	$34,564,000	-	-	$135,000	-	$306,000	$312,000	$243,000	$91,047,000
Jubilee	-	-	-	703,000	51,662,000	-	-	-	-	-	-	-	51,662,000
TEN	-	-	-	69,000	5,584,000	-	-	-	-	-	-	-	5,584,000
West Cape Three Points	-	-	-	-	-	-	-	207,000	-	-	-	-	207,000
Deepwater Tano	-	-	-	-	-	-	-	207,000	-	-	-	-	207,000
Company Level - Kosmos Energy Ghana	-	-	169,932,000	-	-	-	-	-	-	250,000	-	5,330,000	175,512,000
Company Level - Kosmos Energy Ghana Investments	-	-	77,146,000	-	-	-	-	-	-	-	-	754,000	77,900,000
Total Ghana[7]	-	-	$247,078,000	772,000	$57,246,000	-	-	$414,000	-	$250,000	-	$6,084,000	$311,072,000
Company Level	-	-	-	-	-	-	-	-	-	3,000	-	595,000	598,000
Total Mauritania	-	-	-	-	-	-	-	-	-	$3,000	-	$595,000	$598,000
Block 5	-	-	-	-	-	-	-	-	-	2,000	161,000	—	163,000
Company Level	-	-	-	-	-	-	-	-	-	—	—	57,000	57,000
Total Sao Tome and Principe	-	-	-	-	-	-	-	-	-	$2,000	$161,000	$57,000	$220,000
Company Level	-	-	-	-	-	-	-	49,000	-	103,000	207,000	-	359,000
Company Level	-	-	-	-	-	-	-	-	-	349,000	-	-	349,000
Company Level	-	-	-	-	-	-	-	-	-	21,000	-	775,000	796,000
Total Senegal	-	-	-	-	-	-	-	$49,000	-	$473,000	$207,000	$775,000	$1,504,000
Mississippi Canyon	-	-	-	546,000	37,765,000	-	-	213,000	-	-	-	-	37,978,000
De Soto Canyon	-	-	-	-	-	-	-	247,000	-	-	-	-	247,000
Garden Banks	-	-	-	8,000	449,000	-	-	92,000	-	-	-	-	541,000
Green Canyon	-	-	-	323,000	19,710,000	-	-	63,000	-	-	-	-	19,773,000
Keathley Canyon	-	-	-	-	-	-	1,772,000	607,000	-	-	-	-	2,379,000
Walker Ridge	-	-	-	-	-	-	-	156,000	-	-	-	-	156,000
Company Level	-	-	70,000	-	-	-	-	45,000	-	-	-	5,119,000	5,234,000
Total United States of America	-	-	$70,000	877,000	$57,924,000	-	$1,772,000	$1,423,000	-	-	-	$5,119,000	$66,308,000
Company Level	-	-	93,000	-	-	-	-	-	-	-	-	3,061,000	3,154,000
Total United Kingdom	-	-	$93,000	-	-	-	-	-	-	-	-	$3,061,000	$3,154,000
Total	269,000	$21,724,000	$281,004,000	2,077,000	$149,734,000	-	$1,772,000	$2,021,000	-	$1,034,000	$680,000	$15,934,000	$473,903,000

FOOTNOTES
Kosmos Energy Ltd. has prepared the following report of payments made to governments for the year ended December 31, 2024 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928) and DTR 4.3A of the Financial Conduct Authority's Disclosure and Transparency Rules. The Payments to Government data are reflective of select payments made to government entities by Kosmos Energy Ltd.. These payments are categorized consistent with the Report on Payments to Governments Regulations 2014 (as amended in December 2015) (the Regulations). Kosmos Energy has also included supplementary disclosures of payments to governments in addition to those prescribed by the Regulations. Please see the footnotes below for further detail on the payments we made to our host country governments in 2024.
1.Our summary, project-level and receiving-entity level payments to government disclosures are also available on our website at www.kosmosenergy.com/transparency.php.
2.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy's participating share received by the Republic of Equatorial Guinea. Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy's working interest share of production and as reported by the third-party operator. The value of the international oil royalties and production entitlements disclosed above are based on the annual average of daily Brent prices of $80.76 during 2024. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
3.Inclusive of tax refunds received. This is based on taxes assessed on income.
4.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the petroleum agreements totaling $275,000 in Ghana and $20,000 in Equatorial Guinea.
5.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
6.Figures presented exclude approximately $60,000 paid to Luba Freeport for shorebase services as well as approximately $425,000 of insurance costs paid to Africa Reinsurance Corporation and GEPetrol Seguros.
7.Figures presented exclude approximately $11.460 million in decommissioning trust fund contributions to Bank of Ghana and $500,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.